UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11119 North Torrey Pines Road, Suite 200, La Jolla, California, 92037
(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Chiva Pharmaceuticals, Inc. Settlement Agreement and Mutual Release

On October 31, 2012, Ligand Pharmaceuticals Incorporated (the “Company” or “Ligand”) and Chiva Pharmaceuticals, Inc. (“Chiva”) entered into a Settlement Agreement and Mutual Release (“Settlement Agreement”), pursuant to which the parties resolved all disputes that have arisen between them, including Ligand’s primary claim in arbitration relating to payments due under the License Agreement that Ligand and Chiva entered into on October 7, 2011 (“Fablyn License Agreement”). In connection with the Settlement Agreement, Ligand agreed to seek dismissal of the ongoing arbitration between Ligand and Chiva. Pursuant to the terms of the Settlement Agreement, the Company and Chiva also agreed to terminate the Fablyn License Agreement and return to Ligand all assets related to the Fablyn License Agreement, including all relevant patents, know-how, properties, rights, interests and other tangible and intangible assets owned or controlled by Chiva. Under the Settlement Agreement, Chiva agreed to pay Ligand $96,112 and Ligand agreed to drop its claim for $1.7 million asserted in the ongoing arbitration.

Under the Fabyn License Agreement, Ligand has been paid and will retain $2.5 million in license fees. Having reclaimed the rights to Fablyn per the Settlement Agreement, Ligand will seek new potential partners or licensees for Fablyn.

The forgoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Settlement Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2012.

Chiva Pharmaceuticals, Inc. Amended and Restated License Agreement

On October 31, 2012 Ligand and Chiva entered into an Amended and Restated License Agreement (the “Amended HepDirect License Agreement”). Pursuant to the Amended HepDirect License Agreement, the parties agreed to amend the License Agreement dated January 6, 2011 by and between Ligand and Chiva, as amended (the “Original HepDirect License Agreement”), pursuant to which Ligand had licensed certain rights to Chiva related to its HepDirect program and assets, including pradefovir in hepatitis B and MB07133 in hepatocellular carcinoma.

Under the Amended HepDirect License Agreement, Ligand will regain rights to certain Hepatitis C compounds throughout the world and to other compounds in the United States and Europe. The timing of certain contractual requirements was also modified. Except as described herein, the material terms of the Amended HepDirect License Agrement are identical to those in the Original HepDirect License Agreement.

The forgoing description of the Amended HepDirect License Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Amended HepDirect License Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2012.

Item 1.02 Termination of a Material Definitive Agreement.

As discussed in “Item 1.01 – Entry Into a Material Definitive Agreement” above, under the terms of the Settlement Agreement, Ligand and Chiva terminated the Fablyn License Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED

Date: November 5, 2012	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary